Exhibit 99.1

NEWS
Tyco International Ltd.
90 Pitts Bay Road, 2nd Floor
Pembroke HM 08, Bermuda
Phone: 441-292-8674

Contacts:	Media Relations:	Investor Relations:
	Marty Dauer	Ed Arditte
	609-720-4385	609-720-4621
John Roselli
609-720-4624

TYCO REPORTS THIRD QUARTER EARNINGS
FROM CONTINUING OPERATIONS OF $0.56 PER SHARE

•                  Results Include Income of $0.06 Per Share Consisting of a $0.15 Per Share Net Gain From Divestitures Partially Offset by $0.09 Per Share of Charges for Early Retirement of Debt

•                  Cash Flow From Operating Activities of $1.6 Billion; Free Cash Flow of $1.25 Billion

•                  $1.5 Billion Share Repurchase Program Announced

PEMBROKE, Bermuda – Aug. 2, 2005 – Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported diluted GAAP earnings per share (EPS) from continuing operations of $0.56 for the third fiscal quarter of 2005, compared with $0.43 in the third fiscal quarter of 2004.  Included in EPS from continuing operations was income totaling $0.06 per share, consisting of a $0.15 per share net gain from divestiture activity which was partially offset by charges of $0.09 per share for early retirement of debt.  Last year’s third quarter results included net charges of $0.02 per share related to the early retirement of debt, as well as restructuring and divestiture programs.

Revenue in the third quarter grew 3 percent to $10.6 billion, with organic revenue growth of 3 percent.  Cash flow from operating activities was $1.6 billion, and the company generated free cash flow of $1.25 billion in the quarter.

“Tyco’s third quarter results reflect our ongoing efforts to build the operating foundation of this company,” said Chairman and Chief Executive Officer Ed Breen.  “While we have made a great deal of progress, this is a long-term process and there is much more to be accomplished.”

Organic revenue growth and free cash flow are non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.

HIGHLIGHTS

•                  Tyco’s Board of Directors approved a $1.5 billion share repurchase program.

•                  As part of its third quarter debt reduction activities, the company used $620 million of cash to repurchase $448 million of convertible debt securities.  This action reduced Tyco’s fully diluted shares outstanding by approximately 20 million shares and generated a $179 million, or $0.09 per share, charge in the third quarter, for which no tax benefit was available.  In total, this program has reduced diluted shares outstanding by 96 million shares since the fourth quarter of 2004.

•                  Tyco acquired Vivant Medical Inc., a leading developer of microwave ablation medical technology.  Vivant’s VivaWave™ Microwave Ablation System, which will be used in the treatment of various types of cancer, is an excellent strategic fit with Tyco’s current offering in this market.

•                  On June 30, the company closed the previously announced sale of the Tyco Global Network for cash of $130 million and the assumption of certain liabilities.  As a result of this transaction, Tyco recorded a pre-tax gain on the sale of $307 million ($331 million after-tax), or $0.15 per share.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP.  All dollar amounts are pretax and stated in millions.  All comparisons are to the quarter ended June 30, 2004, unless otherwise indicated.  Prior period amounts have been reclassified to reflect the impact of discontinued operations accounting.

Fire & Security

	July 1, 2005	June 30, 2004	$ Change	% Change
Revenue	$2,853	$2,858	$(5)	0%
Operating Income	$301	$276	$25	9%
Operating Margin	10.6%	9.7%

Revenue declined $5 million, with essentially flat organic revenue growth.  The year-over-year comparison was adversely impacted by $81 million of revenue from divested businesses.   Worldwide Security revenue growth was flat organically, reflecting modest growth in North America, largely offset by a revenue decline in Europe.  Worldwide Fire also had relatively flat organic revenue growth.

Operating income increased by $25 million primarily due to lower restructuring costs in the third quarter.  An increase in selling expenses was offset by a reduction in general and administrative costs.  Operating income also included a $6 million charge related to divestitures.

Electronics

	July 1, 2005	June 30, 2004	$ Change	% Change
Revenue	$3,120	$3,058	$62	2%
Operating Income	$512	$464	$48	10%
Operating Margin	16.4%	15.2%

Revenue increased $62 million, or 2 percent, with organic revenue growth of 3 percent.  The year-over-year comparison was adversely impacted by $87 million of revenue from divested businesses.  Growth in connector and cable assemblies was driven by strength in computer and consumer electronics, energy, aerospace, and wireless communications.  Continued weakness in Power Systems and Printed Circuit Boards partially offset this growth.

Operating income increased $48 million, and the operating margin improved to 16.4 percent.  Operationally, margin improvement benefited from higher revenue and increased operating efficiencies, partially offset by 70 basis points of continued cost escalation in metals and other commodities.  Additionally, the settlement of certain legal issues increased the operating margin in the quarter by 30 basis points.

Healthcare

	July 1, 2005	June 30, 2004	$ Change	% Change
Revenue	$2,440	$2,260	$180	8%
Operating Income	$678	$615	$63	10%
Operating Margin	27.8%	27.2%

Revenue increased $180 million, or 8 percent.  Organic revenue growth of 7 percent was driven by strong international sales across all regions, continued strength in the Surgical business, and new product introductions in Respiratory and Pharmaceutical.  This growth was partially offset by modest revenue declines in Retail and Medical.

Operating income increased $63 million due to increased volume and continued improvement in operating efficiency, which helped offset commodity cost pressures.  Operating income further benefited from an improved sales mix.

Engineered Products & Services

	July 1, 2005	June 30, 2004	$ Change	% Change
Revenue	$1,679	$1,608	$71	4%
Operating Income	$178	$225	$(47)	(21)%
Operating Margin	10.6%	14.0%

Revenue increased $71 million, or 4 percent.  Organic revenue growth was 2 percent, led by double-digit growth at Flow Control and Fire & Building Products.  Declines at Electrical & Metal Products and Infrastructure Services partially offset this growth.

Operating income decreased $47 million, which included a $109 million decline at Electrical & Metal Products due to higher steel raw material costs, reduced steel selling prices, and lower volumes.  The decline was partially offset by operating income and margin improvements in the segment’s other business units.

Plastics & Adhesives

	July 1, 2005	June 30, 2004	$ Change	% Change
Revenue	$459	$435	$24	6%
Operating Income	$20	$38	$(18)	(47)%
Operating Margin	4.4%	8.7%

Revenue increased $24 million, or 6 percent, with essentially flat organic revenue growth.  The revenue increase in the Plastics business was driven by higher selling prices, partially offset by revenue declines in A&E and Ludlow Coated Products.

Operating income in the third quarter decreased $18 million versus last year due to declines in A&E and Ludlow Coated Products.

As previously announced, Tyco is actively pursuing the divestiture of the Plastics & Adhesives business segment.

OTHER ITEMS

•                  The third quarter effective tax rate was 21.4 percent.  The tax rate was decreased by 3.6 percentage points due to benefits realized from the previously discussed divestiture gain partially offset by charges for early retirement of debt.

•                  The company’s debt-to-capital ratio improved to 29.1 percent at quarter-end versus 35.6 percent at the end of fiscal 2004.

•                  During the quarter, the company reduced debt by $1.3 billion to $13.1 billion, and reduced net debt to $10.5 billion.

OUTLOOK

For the fourth quarter of 2005, the company expects to achieve EPS from continuing operations excluding special items of $0.45 to $0.47.  On a quarter-sequential basis, EPS from continuing operations excluding special items is expected to be lower as a result of lower operating income in Engineered Products & Services primarily due to dynamics in the steel market, lower sequential revenue and the resulting impact on operating income in Electronics, and a modestly higher tax rate for the company.   For the full-year, this would result in EPS from continuing operations excluding special items of $1.85 to $1.87.  The company expects full-year cash from operating activities of $6.0 to $6.4 billion and free cash flow of $4.2 to $4.6 billion.

With respect to fiscal year 2006, the company expects EPS before special items to increase by approximately 10 percent over full-year 2005 results.  This outlook reflects a continuation of growth trends the company has been experiencing in the Electronics and Fire & Security segments and the impact this has on operating margins.  The company further expects that 2006 free cash flow will exceed net income excluding special items.

EPS from continuing operations excluding special items and net debt are non-GAAP financial measures and are described below.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in five business segments: Fire & Security, Electronics, Healthcare, Engineered Products & Services, and Plastics & Adhesives.  With 2004 revenue of $40 billion, Tyco employs approximately 250,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

The company will hold a conference call for investors today beginning at 8:30 a.m. ET.  The call can be accessed in three ways:

•                  At Tyco’s website: http://investors.tyco.com. A replay of the call will be available through Aug. 16, 2005 at the same website.

•                  By telephone dial-in to participate in a “listen-only” mode. The telephone dial-in number for participants in the United States is (888) 428-4470. The telephone dial-in number for participants outside the United States is (612) 332-0228. The access code for all “listen-only” callers is 788520.  Investors who do not intend to ask questions should dial this number.

•                  By telephone dial-in with the capability to participate in the question-and-answer portion of the call. The telephone dial-in number for participants in the United States is (888) 423-3276. The telephone dial-in number for participants outside the United States is (612) 332-0630.

An audio replay of the conference call will be available beginning at 12:00 p.m. on Aug. 2, 2005 and ending at 11:59 p.m. on Aug. 9, 2005. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States the dial-in number is (320) 365-3844. The replay access code for all callers is 788518.

NON-GAAP MEASURES

“EPS from continuing operations excluding special items,” “free cash flow” (FCF), “organic revenue growth” and “net debt” are non-GAAP measures and should not be considered replacements for GAAP results.

The company has forecast its EPS from continuing operations results excluding special items related to divestitures, early retirement of debt, and other income or charges that may mask  the underlying results and trends and make it difficult to give investors additional perspective on underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be taken, it is difficult to include the impact of those items in the forecast.

The company has forecast its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions.

The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company’s incentive compensation plans.  The difference reflects the impact from:

•                  the sale of accounts receivable programs,

•                  net capital expenditures,

•                  acquisition of customer accounts (ADT dealer program),

•                  cash paid for purchase accounting and holdback/earn-out liabilities and,

•                  voluntary pension contributions.

See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The impact from the sale of accounts receivable programs and voluntary pension contributions is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback/earn-out liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that shows all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.

“Organic revenue growth” is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year).

Organic revenue growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity, or revenue reclassification.  It is also a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue.  This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

Net debt is a non-GAAP measure and should not be considered a replacement for GAAP results. Net debt is total debt (the most comparable GAAP measure) minus cash and cash equivalents. Management believes net debt is an important measure of liquidity, which it uses as a tool to measure the company’s ability to meet its future debt obligations. Cash and cash equivalents are subtracted from the GAAP measure because they could be used to reduce our debt obligations. See the accompanying table to this press release for the reconciliation of net debt.

The limitation associated with using net debt is that it subtracts cash items and therefore may imply that there is less company debt than the most comparable GAAP measure indicates and may include certain cash items that are not readily available for repaying debt. This limitation is best addressed by using net debt in combination with total debt because net debt may be significantly lower than the GAAP measure. Net debt should be used in conjunction with other GAAP financial measures.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2004, and Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2005.

###

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Quarter Ended		Nine Months Ended
	July 1,	June 30,	July 1,	June 30,
	2005	2004	2005	2004
Net revenue	$10,562	$10,225	$31,083	$29,711
Cost of sales	6,967	6,553	20,516	19,293
Selling, general and administrative expenses	2,015	2,090	6,019	6,174
Goodwill impairment	—	—	162	—
Restructuring and long-lived asset impairment charges, net	2	54	54	134
(Gains) losses and impairments on divestitures, net	(301)	(3)	(284)	82
Operating income	1,879	1,531	4,616	4,028
Interest income	24	16	92	56
Interest expense	(199)	(224)	(626)	(715)
Other expense, net	(179)	(36)	(915)	(38)
Income from continuing operations before income taxes and minority interest	1,525	1,287	3,167	3,331
Income taxes	(326)	(359)	(1,002)	(886)
Minority interest	(2)	(3)	(6)	(11)
Income from continuing operations	1,197	925	2,159	2,434
Loss from discontinued operations, net of income taxes	(4)	(2)	(65)	(9)
Net income	$1,193	$923	$2,094	$2,425

Basic earnings per common share:
Income from continuing operations	$0.59	$0.46	$1.07	$1.22
Loss from discontinued operations	—	—	(0.03)	(0.01)
Net income	$0.59	$0.46	$1.04	$1.21
Diluted earnings per common share:
Income from continuing operations	$0.56	$0.43	$1.02	$1.13
Loss from discontinued operations	—	—	(0.03)	—
Net income	$0.56	$0.43	$0.99	$1.13

Weighted-average number of shares outstanding:
Basic	2,015	2,002	2,011	1,999
Diluted	2,149	2,222	2,179	2,222

Income Reconciliation for Diluted EPS:
Income from continuing operations	$1,197	$925	$2,159	$2,434
Add back of interest expense for convertible debt	16	27	61	86
Income from continuing operations, giving effect to dilutive adjustments	1,213	952	2,220	2,520
Loss from discontinued operations	(4)	(2)	(65)	(9)
Net income, giving effect to dilutive adjustments	$1,209	$950	$2,155	$2,511

NOTE:            These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2004 and April 1, 2005.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarter Ended				Nine Months Ended
	July 1,		June 30,		July 1,		June 30,
	2005		2004		2005		2004
NET REVENUE
Fire and Security	$2,853		$2,858		$8,609		$8,553
Electronics	3,120		3,058		9,132		8,742
Healthcare	2,440		2,260		7,128		6,724
Engineered Products and Services	1,679		1,608		4,799		4,386
Plastics and Adhesives	459		435		1,386		1,289
Corporate and Other	11		6		29		17
Total Net Revenue	$10,562		$10,225		$31,083		$29,711

OPERATING INCOME & MARGIN
Fire and Security	$301	10.6%	$276	9.7%	$895	10.4%	$741	8.7%
Electronics	512	16.4%	464	15.2%	1,422	15.6%	1,268	14.5%
Healthcare	678	27.8%	615	27.2%	1,948	27.3%	1,734	25.8%
Engineered Products and Services	178	10.6%	225	14.0%	515	10.7%	462	10.5%
Plastics and Adhesives	20	4.4%	38	8.7%	(144)	-10.4%	65	5.0%
Corporate and Other	190		(87)		(20)		(242)
Operating Income & Margin	$1,879	17.8%	$1,531	15.0%	$4,616	14.9%	$4,028	13.6%

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	(Unaudited)	(Unaudited)
	July 1,	April 1,	September 30,
	2005	2005	2004

Current Assets:
Cash and cash equivalents	$2,666	$2,940	$4,467
Accounts receivable, net	7,155	7,176	6,463
Inventories	4,565	4,747	4,365
Prepaid expenses and other current assets	2,589	2,606	2,635
Assets held for sale	28	182	615
Total current assets	17,003	17,651	18,545

Property, plant and equipment, net	9,475	9,649	9,635
Goodwill	25,234	25,488	25,510
Intangible assets, net	5,092	5,200	5,335
Other assets	4,773	4,784	4,642
Total Assets	$61,577	$62,772	$63,667

Current Liabilities:
Loans payable and current maturities of long-term debt	$1,129	$1,913	$2,116
Accounts payable	2,943	2,929	2,698
Accrued and other current liabilities	5,686	5,606	5,815
Liabilities held for sale	3	297	523
Total current liabilities	9,761	10,745	11,152

Long-term debt	12,002	12,497	14,617
Other liabilities	7,710	7,842	7,538
Total liabilities	29,473	31,084	33,307

Minority interest	59	59	68

Shareholders’ equity	32,045	31,629	30,292

Total Liabilities and Shareholders’ Equity	$61,577	$62,772	$63,667

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 and Quarterly Report on Form 10-Q for the quarterly periods ended December 31, 2004 and April 1, 2005.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarter Ended		Nine Months Ended
	July 1,	June 30,	July 1,	June 30,
	2005	2004	2005	2004
Cash Flows from Operating Activities:
Net income	$1,193	$923	$2,094	$2,425
Loss from discontinued operations	4	2	65	9
Income from continuing operations	1,197	925	2,159	2,434
Adjustments to reconcile net cash provided by operating activities:
Non-cash restructuring and long-lived asset impairment charges, net	(13)	7	25	21
(Gains) losses and impairments on divestitures, net	(294)	(7)	(281)	78
Goodwill impairment	—	—	162	—
Depreciation and amortization	528	549	1,606	1,643
Deferred income taxes	30	47	102	224
Provision for losses on accounts receivable and inventory	63	74	194	246
Loss on the retirement of debt	179	38	908	43
Other non-cash items	33	68	91	105
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(179)	(101)	(742)	(174)
Decrease in sale of accounts receivable	—	(461)	(15)	(533)
Inventories	80	(119)	(293)	(260)
Accounts payable	68	(16)	228	(35)
Accrued and other liabilities	14	210	(44)	192
Other	(116)	(92)	8	(25)
Net cash provided by operations	1,590	1,122	4,108	3,959

Cash Flows from Investing Activities:
Capital expenditures, net	(323)	(236)	(935)	(673)
Acquisition of businesses, net of cash acquired	(5)	—	(15)	(14)
Acquisition of customer accounts (ADT dealer program)	(92)	(56)	(227)	(187)
Purchase accounting and holdback/earn-out liabilities	(6)	(11)	(30)	(83)
Divestiture of businesses, net of cash retained by businesses sold	121	46	303	145
(Increase) decrease in investments	(37)	410	(153)	393
Decrease in restricted cash	2	112	5	303
Other	(23)	(18)	(27)	(12)
Net cash (used in) provided by investing activities	(363)	247	(1,079)	(128)

Cash Flows from Financing Activities:
Net repayments of debt	(1,365)	(490)	(4,522)	(4,020)
Proceeds from exercise of share options	53	66	171	125
Dividends paid	(202)	(25)	(427)	(75)
Other	(3)	—	(20)	(21)
Net cash used in financing activities	(1,517)	(449)	(4,798)	(3,991)

Effect of currency translation on cash	(15)	(5)	33	26
Cash flows from discontinued operations	31	7	(65)	(30)
Net (decrease) increase in cash and cash equivalents	(274)	922	(1,801)	(164)
Cash and cash equivalents at beginning of period	2,940	3,100	4,467	4,186

Cash and cash equivalents at end of period	$2,666	$4,022	$2,666	$4,022

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$1,590	$1,122	$4,108	$3,959
Decrease in sale of accounts receivable	—	461	15	533
Capital expenditures, net	(323)	(236)	(935)	(673)
Acquisition of customer accounts (ADT dealer program)	(92)	(56)	(227)	(187)
Cash paid for purchase accounting and holdback/earn-out liabilities	(6)	(11)	(30)	(83)
Voluntary pension contributions	82	173	82	173
Free Cash Flow	$1,251	$1,453	$3,013	$3,722

NOTE: Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

ORGANIC REVENUE GROWTH RECONCILIATION

(in millions)

(Unaudited)

	Quarter Ended July 1, 2005
	Net Revenue		Foreign Currency		Acquisition / Divestiture		Other			Organic Revenue Growth		Net Revenue for the Quarter Ended June 30, 2004
Fire and Security	$2,853	-0.2%	$70	2.4%	$(81)	-2.8%	$—		0.0%	$6	0.2%	$2,858
Electronics	3,120	2.0%	74	2.4%	(87)	-3.0%	(18	)(1)	-0.6%	93	3.2%	3,058
Healthcare	2,440	8.0%	36	1.6%	(4)	-0.1%	—		0.0%	148	6.5%	2,260
Engineered Products and Services	1,679	4.4%	48	3.0%	(3)	-0.2%	—		0.0%	26	1.6%	1,608
Plastics and Adhesives	459	5.5%	3	0.7%	3	0.6%	20	(2)	4.6%	(2)	-0.4%	435
Corporate and Other	11	NM	—	NM	5	NM	—		NM	—	NM	6
Total Net Revenue	$10,562	3.3%	$231	2.3%	$(167)	-1.7%	$2		0.0%	$271	2.7%	$10,225

	Nine Months Ended July 1, 2005
	Net Revenue		Foreign Currency		Acquisition / Divestiture		Other			Organic Revenue Growth		Net Revenue for the Nine Months Ended June 30, 2004
Fire and Security	$8,609	0.7%	$244	2.9%	$(245)	-2.9%	$—		0.0%	$57	0.7%	$8,553
Electronics	9,132	4.5%	269	3.1%	(260)	-3.0%	71	(1)	0.8%	310	3.6%	8,742
Healthcare	7,128	6.0%	130	1.9%	(16)	-0.2%	—		0.0%	290	4.3%	6,724
Engineered Products and Services	4,799	9.4%	139	3.2%	(12)	-0.3%	(18	)(3)	-0.5%	304	7.0%	4,386
Plastics and Adhesives	1,386	7.5%	9	0.7%	4	0.2%	59	(2)	4.7%	25	1.9%	1,289
Corporate and Other	29	NM	—	NM	12	NM	—		NM	—	NM	17
Total Net Revenue	$31,083	4.6%	$791	2.7%	$(517)	-1.9%	$112		0.4%	$986	3.4%	$29,711

(1)              Effective October 1, 2004, Tyco changed its fiscal year from a calendar year to a 52/53-week year and conformed the closing periods of certain subsidiaries.

(2)              Amounts relate to a reclassification of customer reimbursed freight costs from revenue to cost of goods sold.

(3)              Amount relates to the deconsolidation of several joint ventures as a result of the adoption of FIN 46R during the second quarter of fiscal 2004.

NOTE:    Organic revenue growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

NET DEBT RECONCILIATION

(in millions)

(Unaudited)

	Quarter Ended	Nine Months Ended
	July 1, 2005	July 1, 2005

Total debt at beginning of period	$14,410	$16,733
Net debt repayments	(1,193)	(3,642)
Currency translation adjustments on debt	(136)	(13)
Other	50	53
Total debt at end of period	13,131	13,131
Less: cash and cash equivalents at end of period	(2,666)	(2,666)
Net debt at end of period	$10,465	$10,465

NOTE:  Net debt is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

CHARGES SUMMARY

(in millions)

(Unaudited)

For the Quarter Ended July 1, 2005

				Engineered								Income	Diluted EPS	Add back
				Products	Plastics			Interest	Other			from	from	Convertible
	Fire and			and	and	Corporate	Operating	Expense,	Expense,	Income	Minority	Continuing	Continuing	Interest
	Security	Electronics	Healthcare	Services	Adhesives	and Other	Income	net	net	Taxes	Interest	Operations	Operations	Expense

Income GAAP	$ 301	$ 512	$ 678	$ 178	$ 20	$ 190	$ 1,879	$ (175)	$ (179)	$ (326)	$ (2)	$ 1,197	$ 0.564	$ 16

Divestiture Losses / (Gains)	6	—	—	—	—	(307)	(301)	—	—	(25)	—	(326)	$ (0.152)	—

Debt Retirement	—	—	—	—	—	—	—	—	179	—	—	179	$ 0.083	—

										Diluted Shares Outstanding			2,149

For the Nine Months Ended July 1, 2005

				Engineered								Income	Diluted EPS	Add back
				Products	Plastics			Interest	Other			from	from	Convertible
	Fire and			and	and	Corporate	Operating	Expense,	Expense,	Income	Minority	Continuing	Continuing	Interest
	Security	Electronics	Healthcare	Services	Adhesives	and Other	Income	net	net	Taxes	Interest	Operations	Operations	Expense

Income (Loss) GAAP	$ 895	$ 1,422	$ 1,948	$ 515	$ (144)	$ (20)	$ 4,616	$ (534)	$ (915)	$ (1,002)	$ (6)	$ 2,159	$ 1.019	$ 61

Divestiture Losses / (Gains)	12	—	8	(1)	—	(300)	(281)	—	—	(31)	—	(312)	$ (0.143)	—

Debt Retirement	—	—	—	—	—	—	—	—	908	—	—	908	$ 0.417	—

Impairment Charges	—	—	—	—	202	—	202	—	—	(21)	—	181	$ 0.083	—

SEC Investigation	—	—	—	—	—	50	50	—	—	—	—	50	$ 0.023	—

										Diluted Shares Outstanding			2,179